STRICT FORECLOSURE AGREEMENT

This STRICT FORECLOSURE AGREEMENT (the "Agreement") is entered into as of December 17, 2007, among (i) Maverick Oil and Gas, Inc. ("Debtor"); (ii) Kings Road Holdings X Ltd. ("Kings Road"); (iii) Castlerigg Master Investments Limited ("Castlerigg", and together with Kings Road, the "Initial Purchasers"); and (iv) Fayetville JV I LLC ("FYI") and Fayetville JV II LLC ("FYII" together with FYI the "Secured Parties"). The Debtor, Kings Road, Castlerigg, and the Secured Parties shall each be referred to herein as a "Party," and collectively as the "Parties."

WHEREAS,

A.	Debtor and each of the Initial Purchasers entered into separate Secured Convertible Debentures (the "Debentures") dated July 30, 2007;
B.

To secure the Obligations (as defined below) under the Debentures the Debtor and the Initial Purchasers entered into a Pledge and Security Agreement (the "Security Agreement")[1] under which Debtor granted the Initial Purchasers a first-priority security interest in and lien upon certain Collateral, including without limitation, certain Equity Collateral;

C.

As of December 14, 2007 Kings Road held (i) Debentures in the original aggregate principal amount of $6,921,125.99, (the "Kings Road Debt") and (ii) a warrant to purchase 19,475,648 shares of Common Stock;

D.

As of December 14, 2007 Castlerigg held (i) Debentures in the original aggregate principal amount of $20,838,377.97, (the "Castlerigg Debt" together with the Kings Road Debt the "Initial Debt") and (ii) a warrant to purchase 58,426,949 shares of Common Stock;

E.

As of the close of business on December 14, 2007, the aggregate amount of the Initial Debt owing, including (without limitation) accrued and unpaid fees, expenses and charges and default interest, to the Initial Purchasers under the Debentures was $27,759,503.96 (the "Obligations"), which Obligations are immediately due and payable;

F.

Pursuant to two Contribution Agreements each dated December 14, 2007, (together, the "FYI Contribution Agreement") the Initial Purchasers contributed an aggregate amount of $26,371,529.03 of the Initial Debt to FYI (the "FYI Debt") including all associated rights and obligations accrued under the Debentures and the Security Agreement;

G.

Pursuant to two Contribution Agreements each dated December 14, 2007 (together the "FYII Contribution Agreement", collectively with the FYI Contribution Agreement, the "Contribution Agreement") the Initial Purchasers contributed an aggregate amount of $1,387,975.13 of the Initial Debt to the FYII (the "FYII Debt") including all associated rights and obligations accrued under the Debentures and the Security Agreement;

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1	All capitalized terms not defined herein shall have such meaning as set forth in the Security Agreement.

C-1

H.

Debtor has defaulted under section 4(a)(vii) of the Debenture and section 4(a) of the Pledge and Security Agreement, and the Secured Parties thus have the right to exercise all applicable rights and remedies under the Debentures, the Security Agreement, the UCC and other applicable law;

I.

In violation of section 4(a)(vii) of the Debenture, Debtor has admitted in writing that it is generally unable to pay its debts as they become due. Specifically, Debtor filed an 8-K on December 3, 2007, and stated: " . . . our existing capital resources are not sufficient to pay the remaining liabilities of Maverick Oil and Gas, Inc. and of its subsidiaries, generally as they will become due";

J.	Kings Road sent a Notice of Default to the Debtor on December 3, 2007;
K.	Castlerigg sent a Notice of Default to the Debtor on December 4, 2007;
L.

The Debtor agrees to transfer, convey, assign and surrender to the Secured Parties all of the Debtor's possession, right, title and interest in certain of the Collateral (as described below) free and clear of all liens, claims, interests and encumbrances;

M.

The Secured Parties agree to accept the Debtor's transfer of that certain Collateral (as described below) in full satisfaction of the Debtor's Obligations in accordance with and subject to the provisions set forth more fully below; and

N.

On the Effective Date (i) title to the Transferred Collateral (defined below) will be transferred to the Secured Parties (in amounts described below), and (ii) the Secured Parties' liens on the remaining Collateral will be extinguished.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.          Recitals Incorporated. The recitals and prefatory phrases and paragraphs set forth above are hereby incorporated in full, and made a part of, this Agreement.

2.          Rules of Construction. All incorporations by reference of provisions from other agreements are incorporated as if such provisions were fully set forth into this Agreement, and include all necessary definitions and related provisions from those other agreements. All references to the Uniform Commercial Code are deemed to be references to the Uniform Commercial Code in effect in the State of New York as of the date of this Agreement (the "UCC") unless otherwise specifically indicated. Unless the context in which it is used otherwise clearly requires, all references to days, weeks and months mean calendar days, weeks and months.

3.          Transfer of the Collateral to FYI. Pursuant to Section 9-620 of the UCC, the Debtor hereby voluntarily conveys to FYI any and all of its legal, equitable and beneficial right, title and interest in and to the following Collateral including all proceeds thereof, wherever located, any proceeds of the Collateral resulting from the Debtor's ownership of any Pledged Equity, and cash proceeds relating to the Collateral presently in the possession or control of the Debtor: (i) the LLC interests in Maverick Woodruff County, LLC, a Delaware limited liability company (the "Maverick Interest"), and (ii) the Miscellaneous Assets2 as set forth on Schedule

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2               The assets of Maverick Woodruff County, LLC and the Miscellaneous Assets are set forth on Schedule A attached hereto.

A hereto (the "Miscellaneous Assets," and together with the Maverick Interest, the "FYI Transferred Collateral"), and the Debtor consents without any objection of any kind or nature to the acceptance of the FYI Transferred Collateral and all proceeds thereof by the Secured Parties, in full satisfaction of the FYI Debt, as further provided below. The Debtor further agrees that: (i) it shall execute or deliver to FYI such further instruments or documents, or take such further action, as is necessary or desirable to FYI to accomplish the transfer of the FYI Transferred Collateral and its proceeds contemplated hereby, and (ii) it shall otherwise cooperate with FYI in its effort to conduct subsequent sales or other disposition of the FYI Transferred Collateral.

4.          Transfer of the Collateral to FYII. Pursuant to Section 9-620 of the UCC, the Debtor hereby voluntarily conveys to FYII any and all of its legal, equitable and beneficial right, title and interest in and to the following Collateral including all proceeds thereof, wherever located, any proceeds of the Collateral resulting from the Debtor's ownership of any Pledged Equity, and cash proceeds relating to the Collateral presently in the possession or control of the Debtor: (i) the LLC interests in Maverick Operating Company, LLC,3 a Texas limited liability company (the "FYII "Transferred Collateral" and collectively with the FYI Transferred Collateral the "Transferred Collateral"), and the Debtor consents without any objection of any kind or nature to the acceptance of the FYII Transferred Collateral and all proceeds thereof by FYII, in full satisfaction of the FYII Debt, as further provided below. The Debtor further agrees that: (i) it shall execute or deliver to FYII such further instruments or documents, or take such further action, as is necessary or desirable to FYII to accomplish the transfer of the FYII Transferred Collateral and its proceeds contemplated hereby, and (ii) it shall otherwise cooperate with FYII in its effort to conduct subsequent sales or other disposition of the FYII Transferred Collateral.

5.          Acceptance of the Transferred Collateral. Subject to the Debtor's fulfillment of its obligations under this Agreement, the Secured Parties hereby accept the transfer to the Secured Parties from the Debtor pursuant to Section 9-620 of the UCC and other applicable laws, of all of the Debtor's possession, right, title and interest in and to the Transferred Collateral in full satisfaction of the Debtor's Obligations under the Debentures in amounts allocated as follows: (i) $26,371,529.03 will be extinguished on account of the FYI Collateral, (ii) $1,387,975.13 will be extinguished on account of FYII Collateral.

6.	Effect of Transfer and Acceptance of Transferred Collateral.

a.          The Parties acknowledge and agree that the transfer and acceptance of the Transferred Collateral and proceeds hereunder shall be in full satisfaction of the Obligations under the Debentures, and, as such, is in full satisfaction of the Obligations pursuant to Section 9-620 et seq. of the UCC. After the Secured Parties have received the Transferred Collateral as provided in section 7 below, the Debentures shall be marked satisfied and surrendered to the Debtor.

b.          To the extent not waived in writing to the sole satisfaction of the Secured Parties, the Secured Parties have sent or will send notices of the transfer of Transferred Collateral contemplated hereby to (i) all parties entitled thereto under applicable provisions of the UCC and (ii) those parties listed on Schedule B hereto (the "Notice Parties"). The Debtor: (a) agrees that it has received notice sufficient for compliance with Sections 9-620 and 9-621 of the UCC and, in the alternative, hereby expressly waives (i) any requirement for receipt of such notice and any right to notification of sale, transfer, conveyance or surrender of the Transferred Collateral

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3	The assets of Maverick Operating Company LLC are set forth on Schedule C attached hereto.

pursuant to Sections 9-620 and 9-621 of the UCC or otherwise, and (ii) any remedies, rights, defenses or actions the Debtor might have as a result of failure to have received such notice; (b) waives the right to redeem the Transferred Collateral under Section 9-623 of the UCC or otherwise; (c) waives any right to object to the sale, transfer, conveyance or surrender of the Transferred Collateral pursuant to Section 9-620 of the UCC or otherwise; (d) waives any obligation of the Secured Parties to dispose of the Transferred Collateral; (e) waives any other right, whether legal or equitable, which the Debtor may possess in and to the Transferred Collateral; and (f) agrees that the transactions contemplated herein are commercially reasonable. The Debtor acknowledges and agrees that the waivers set forth in this Section and elsewhere in this Agreement constitute material consideration for the agreement of the Secured Parties to execute and deliver this Agreement.

7.          Segregation and Delivery of Transferred Collateral by Debtor. The Debtor shall hold for the benefit of, and in trust for, the Secured Parties all Income, including all Income received by or on behalf of the Debtor by a third party, with respect to all Transferred Collateral. All such Income constitutes Transferred Collateral and must be remitted immediately by the Debtor or such third party directly to the Secured Parties and must not be commingled with other property of the Debtor or any Affiliate of the Debtor.

8.          Representations, Warranties, Covenants and Further Acknowledgments. With respect to all periods through and including the Effective Date and except as otherwise agreed herein, the Debtor's representations, warranties, covenants and acknowledgments contained in this Agreement, the Debentures and the Security Agreement shall survive the execution, delivery and acceptance of this Agreement by the Secured Parties. The Debtor further represents, warrants, covenants and acknowledges that:

a.          the Debentures and the Security Agreement constitute legal, valid and binding agreements and obligations of the Debtor, enforceable in accordance with their terms, and the Secured Parties are presently entitled to exercise enforcement rights and remedies under the Debentures and the Security Agreement;

b.          the Debtor agrees that it does not and shall not dispute the validity, priority, enforceability or extent of the Secured Parties' liens and security interests in any part of the Collateral or Transferred Collateral, nor the Secured Parties' entitlement to the immediate possession of the Transferred Collateral, in any judicial, administrative or other proceeding;

c.          the contact information for the Notice Parties listed on Schedule B is true and correct;

d.          the Debtor has the power to and is duly authorized to enter into, deliver and perform this Agreement;

e.          the Debtor is not acting on any representation, understanding or agreement not expressly set forth in this Agreement;

f.           except for a threatened action by a certain unpaid vendor in the amount of $15,000 as previously disclosed to the Secured Parties, the Debtor is not aware of any pending or threatened litigation, or government action with respect to the Transferred Collateral;

g.          to the best of Debtor's Knowledge and after good faith inquiry, the Debtor is in compliance with all applicable environmental laws and regulations;

h.          the Debtor knowingly and freely has entered into this Agreement without any duress, coercion or undue influence exerted by or on behalf of the Secured Parties or any affiliate of the Secured Parties and the Debtor has other business and legal options available to it;

i.           the execution, delivery and performance by the Debtor of this Agreement and the performance under the Debentures do not and will not contravene: (i) the Debtor's Organizational Documents; (ii) any law, judgment, award, rule, regulation, order, decree, writ or injunction of any court, legislature, agency, board, bureau, commission, instrumentality of any legislative, administrative or regulatory body (in each case whether federal, state, local, foreign or domestic or any agreement); or (iii) any agreement, instrument, or indenture, binding on or otherwise affecting the Debtor;

j.           the execution, delivery, and performance by the Debtor of this Agreement and the Debentures do not and will not require any filing or registration with, consent, or authorization or approval of, or notice to, or other action with or by, any court, legislature, agency, board, bureau, commission, instrumentality of any legislative, administrative or regulatory body (in each case whether federal, state, local, foreign or domestic or any agreement) or other Person;

k.          none of the Initial Purchasers nor any of the Secured Parties has breached any obligation to the Debtor in connection with the Debentures, the Security Agreement, or any other agreement, as applicable, (i) between or among the Debtor on the one hand and either or both of the Initial Purchasers on the other hand, or (ii) between the Debtor and the Secured Parties; and the Initial Purchasers and the Secured Parties have fully performed all obligations they may have had or now have to the Debtor;

l.           no party other than the Debtor and the Secured Parties has any other claim or interest in the Collateral, and that, upon execution hereof, the Secured Parties shall have full legal title to the Transferred Collateral and is entitled to the immediate transfer by the Debtor to the Secured Parties of the Transferred Collateral free and clear of any and all liens, claims, interests and encumbrances.

9.          Waiver/Release of Claims by Debtor Parties. Effective upon the date hereof, the Debtor and its respective officers and directors (collectively, the "Debtor Parties"), hereby (a) irrevocably and unconditionally release and forever discharge the Initial Purchasers and the Secured Parties and their officers, agents, professionals, employees, attorneys, representatives, affiliates, subsidiaries, directors, predecessors, successors and assigns, and each of them (collectively, the "Secured Indemnitees"), from any and all rights, claims, remedies and causes of action relating to the Notice of Default and this Agreement whether known or unknown, liquidated or unliquidated, contingent or absolute, accrued or unaccrued, matured or unmatured, insured or uninsured, joint or several, determined or undetermined, determinable or otherwise (the "Released Claims") and (b) covenant not to sue any of the Secured Indemnitees on account of any Released Claims. Notwithstanding anything herein to the contrary, nothing herein shall constitute a waiver or release by any of the Debtor Parties in favor of any of the Secured Indemnitees of any of the terms and conditions of this Agreement.

10.        Waiver/Release of Claims by Secured Parties and Initial Purchasers. Effective upon the date hereof, the Initial Purchasers and the Secured Parties (collectively, the "IPSP Parties"), hereby (a) irrevocably and unconditionally release and forever discharge the Debtors and their officers, agents, professionals, employees, attorneys, representatives, affiliates, subsidiaries, directors, predecessors, successors and assigns, and each of them (collectively, the

"Debtor Indemnitees"), from any and all rights, claims, remedies and causes of action relating to the Notice of Default and this Agreement whether known or unknown, liquidated or unliquidated, contingent or absolute, accrued or unaccrued, matured or unmatured, insured or uninsured, joint or several, determined or undetermined, determinable or otherwise (the "Released Claims") and (b) covenant not to sue any of the Debtor Indemnitees on account of any Released Claims. Notwithstanding anything herein to the contrary, nothing herein shall constitute a waiver or release by any of the IPSP Parties in favor of any of the Debtor Indemnitees of any of the terms and conditions of this Agreement, including but not limited to, the accuracy of (i) the representations and warranties made in this Agreement, (ii) the information set forth in the Schedules to this Agreement, and (iii) the information set forth in any public filing of the Debtor.

11.        Assurance of No Assignment. Except as otherwise disclosed herein, each Party represents that it owns and has not assigned or transferred to any other Person or entity any or all of its rights, property interests and claims as are being altered, transferred or otherwise affected by this Agreement including, without limitation, the Transferred Collateral and the Released Claims.

12.        Authority. Each of the Parties represents and warrants to each other Party as of the date hereof that: (a) it has the requisite authority and power to enter into this Agreement and the transactions contemplated hereby, and (b) the execution and delivery of this Agreement has been duly authorized and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

13.        Covenant of Further Assurances. The Parties covenant and agree that, from and after the execution and delivery of this Agreement, they shall, from time to time, execute, deliver and file any and all documents and instruments as are reasonably necessary or requested by any other Party to implement the terms of this Agreement. The Parties further covenant to provide reasonable access to all books and records related to the Transferred Collateral for purposes of effectuating the agreements contained herein. The Debtor further covenants that it shall not include any of the Transferred Collateral in any schedules of assets to be filed in connection with any subsequent petition filed by or against the Debtor under Title 11 of the United States Code or any similar proceeding under applicable state or federal law.

14.        Reaffirmation. The Debtor confirms to the Secured Parties that until the Effective Date, the Obligations are and continue to be secured by each security interest granted by the Debtor in favor of the Secured Parties under the Debentures and the Security Agreement.

15.        Entire Agreement. This Agreement represents the final agreement among the Parties with respect to its subject matter, and may not be contradicted by evidence of prior or contemporaneous oral agreements among the parties. There are no oral agreements among the Parties with respect to the subject matter of this Agreement, including the release and waiver provisions, or the Debentures and the Security Agreement.

16.        Successors and Assigns. This Agreement shall: (a) be binding on the Parties and their respective successors and assigns; and (b) inure to the benefit of the Parties and their respective successors and assigns.

17.        Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York applicable to contracts made and to be performed within such state without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

18.        Amendment, Waiver. This Agreement may be amended, modified or waived only in a writing signed by each of the Parties.

19.        Good Faith and Consultation with Legal Counsel. This Agreement has been jointly drafted by the Secured Parties and the Debtor has had access to and the opportunity to consult with independent legal counsel. Each of the Parties acknowledges having read all of the terms of this Agreement and enters into the Agreement voluntarily and without duress.

20.        Severability. In the event that any one or more of the provisions of this Agreement shall be for any reason invalid, illegal or unenforceable in any respect, the invalidity, illegality, or unenforceability shall not affect any other provision of the Agreement and such invalid, illegal or unenforceable provision shall be treated as if it had never been contained herein.

21.        Condition of Effectiveness. This Agreement shall be null and void and of no legal effect if the Debtor does not execute and deliver this Agreement to the Secured Parties on or before December 20, 2007 (the "Effective Date"), unless such date is extended by the Secured Parties in writing.

22.        Revival of Obligations. Notwithstanding any other provision of this Agreement, and in the event Debtor becomes a debtor in a case under Title 11 of the United States Code (the "Bankruptcy Code") subject to Debtor's rights under the Bankruptcy Code, in the event that the transfer of the Transferred Collateral, or any part thereof, is subsequently invalidated, declared to be a fraudulent or preferential transfer, set aside and/or required to be repaid to a trustee, receiver or any other party, whether under any bankruptcy law, state or federal law, common law or equitable cause, or otherwise, then the Obligations under the Debentures and the other Loan Documents, to the extent they remain unsatisfied under the terms of the Debentures and the other Loan Documents, shall be revived and reinstated and shall continue in full force and effect until the Secured Parties has received payment in full on such Obligations.

23.        Waiver of Covenant. The Parties hereby waive enforcement of section 4(q) of the Securities Exchange Agreement, dated as of July 30, 2007, among the Debtor and the Initial Purchasers.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed on their behalf by their duly authorized officers as of the day and year first written above.

MAVERICK OIL AND GAS, INC.

By:
Name:
Title:

KINGS ROAD HOLDINGS X LTD.

By:
Name:
Title:

CASTLERIGG MASTER INVESTMENTS LTD.

By:
Name:
Title:

FAYETVILLE JV I LLC

By:
Name:
Title:

FAYETVILLE JV II LLC

By:
Name:
Title: